Execution Version

Exhibit 10.1
THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Third Amendment”) is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the “Company”), and Melvin C. Payne “Employee”), effective as of May 12, 2017 (the “Amendment Effective Date”).
WHEREAS, the Company and Employee have heretofore entered into that certain Second Amended and Restated Employment Agreement, dated effective as of March 14, 2012 and amended by the First Amendment (dated effective as of March 3, 2014), and further amended by the Second Amendment (dated effective as of March 21, 2017) (as amended, the “Agreement”); and
WHEREAS, the Company and Employee desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Employee hereby agree that the Agreement shall be amended as hereafter provided, effective as of the Amendment Effective Date:
1.Section 5.3 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
5.3 Termination for Cause, Resignation By Employee for Good Reason Not Within a Corporate Change Period, or Resignation By Employee Not for Good Reason. If Employee’s employment hereunder is terminated: (i) by the Company for Cause at any time pursuant to Section 2.2(b) above; (ii) by Employee pursuant to Section 2.3(a) above and the date of such termination occurs at any time other than during a Corporate Change Period (as defined below), or (iii) by Employee pursuant to Section 2.3(b) above at any time, then all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the effective date of the termination of his employment, except that the Company shall pay to Employee that portion of Employee’s Base Salary accrued through the date on which Employee’s employment terminated and all benefits payable under the governing provisions of any benefit plan or program of the Company in which Employee participated.
2.    Section 5.5 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
5.5. Termination By the Company Without Cause or Resignation By Employee for Good Reason Within a Corporate Change Period. If, within the period that begins the date of a Corporate Change (as defined below) and ends on the date that is 24 months after the date of a Corporate Change (the “Corporate Change Period”), Employee’s employment is terminated: (i) by the Company for any reason (other than Cause or Employee’s death or due to the issuance of a non-extension by the Company pursuant to Section 2.1); or (ii) by

Execution Version

Employee pursuant to Section 2.3(a) above, then all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the effective date of the termination of his employment, except that the Company shall pay to Employee that portion of Employee’s Base Salary accrued through the date on which Employee’s employment terminated and all benefits payable under the governing provisions of any benefit plan or program of the Company in which Employee participated. In addition, subject to Section 5.7 below, the Company shall provide Employee:
(a) a lump sum payment equal to three times the sum of (i) Employee’s annual Base Salary, plus (ii) Employee’s target Annual Bonus, which such payment shall be made on the First Payment Date; and
(b) for that period beginning on the date of the termination of Employee’s employment and for so long during the 36-month period following the date of termination that Employee remains eligible to receive, and elects to receive, continuation of coverage under a Company group health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall provide reimbursement of the premiums paid by Employee, if any, for such continuation coverage; provided, however, that to receive such reimbursement, Employee must not be eligible to receive health insurance benefits under any other employer’s group health plan and Employee must provide Company with documentation evidencing his payment of the applicable premiums within thirty (30) days of their payment. The Company’s payments of COBRA reimbursements shall be made within thirty (30) days of its receipt of such documentation; provided, however, the Company will provide the first COBRA reimbursement referenced in this Section 5.5(b) after the Release has been executed by Employee and become irrevocable, and the first such reimbursement payment shall include all payments, without interest, that otherwise would have been made pursuant to this Section 5.5(b) between the date of Employee’s termination of employment and the date that the Release became irrevocable.
As used herein, a “Corporate Change” means: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the board of directors of any successor to the Company or to a company which has acquired all or substantially all its assets) other

Execution Version

than by reason of an increase in the size of the membership of the applicable board that is approved by at least a majority of the individuals who were directors of the
Company immediately prior to such Control Transaction; or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of the Company pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (b) any Corporate Change Merger of the Company; (c) any contested election of directors of the Company; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended. As used herein, “Common Stock” means the common stock of the Company, $.01 par value per share, or any stock or other securities hereafter issued or issuable in substitution or exchange for the Common Stock.
3.    Section 5.6 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
5.6 Consequences to Equity Awards. The impact of a Corporate Change and/or Employee’s termination from employment with the Company on stock option, restricted stock and other share-based awards made pursuant to a Company incentive plan shall be governed by the terms of such plan. Where, in the discretion of the Company, the applicable plan(s) is/are silent about the impact of a Corporate Change and/or Employee’s termination from employment on the vesting of Employee’s stock option, restricted stock and other share-based awards, then the following terms shall apply, with respect to the applicable vested and unvested stock options, restricted stock and other share-based awards awarded to Employee, without any changes thereto permitted pursuant to the discretion of the Company:

Reason for Termination	Stock Options	Restricted Stock	Other share-based awards
Termination by the Company for Cause pursuant to Section 2.2(b) above	Forfeit all unvested awards	Forfeit all unvested awards	Forfeit all unvested awards

Execution Version

Involuntary Termination by the Company without Cause (and not due to death or Disability) pursuant to Section 2.2(c) above or by Employee for Good Reason pursuant to Section 2.3(a) above (other than during the Corporate Change Period)
	Forfeit all unvested awards; Employee has 3 months from the date of termination to exercise all vested awards	Forfeit all unvested awards	Forfeit all unvested awards
Voluntary Termination By Employee (not for Good Reason) pursuant to Section 2.3(b) above at any time	Forfeit all unvested awards; Employee has 3 months from the date of termination to exercise all vested awards	Forfeit all unvested awards	Forfeit all unvested awards
Termination during the Corporate Change Period for one of the reasons specified in Section 5.5 above.	Immediate vesting of all unvested awards; Employee has 3 months from the date of termination to exercise all vested awards	Immediate vesting of all unvested awards
Payouts made within 60
days following the end of
the performance period as if Employee had been
employed during the
entirety of the period, pro rata of the guaranteed amount of the performance target, provided that applicable performance targets have been met

Death	Immediate vesting of all unvested awards; Employee’s estate has 12 months to exercise all vested awards	Immediate vesting of all unvested awards
Awards will be prorated
based on termination date
and prorated payouts will be made within 60 days
following the end of the
performance period,
provided that applicable
performance targets have
been met

Execution Version

Disability	Immediate vesting of all unvested awards; Employee has 12 months to exercise all vested awards	Immediate vesting of all unvested awards
Awards will be prorated
based on termination date
and prorated payouts will be made within 60 days
following the end of the
performance period,
provided that applicable
performance targets have
been met

Retirement pursuant to a plan or policy adopted by the Company, if any, or on terms approved by the Board of Directors	Forfeit all unvested awards; Employee has 3 months to exercise all vested awards	Immediate vesting of all unvested awards
Awards will be prorated
based on termination date
and prorated payouts will be made within 60 days
following the end of the
performance period,
provided that applicable
performance targets have
been met.

4.    “Except as expressly modified by this Third Amendment, the terms of the Agreement shall remain in full force and effect and hereby are confirmed and ratified.

B.	[Remainder of Page Intentionally Blank; Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date set forth above.

COMPANY:
Carriage Services, Inc.

/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Financial Officer and Secretary

EMPLOYEE:

/s/ Melvin C. Payne
Melvin C Payne

SIGNATURE PAGE TO
THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT